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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant [ ]

                 Filed by a Party other than the Registrant [X]

                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
                    [X] Soliciting Material Under Rule 14a-12

                           Goldtech Mining Corporation
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Goldtech Mining Corporation Shareholders Protective Committee
               (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
                                                         THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date
Filed:


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LEGAL NOTICE: THIS NEWS RELEASE IS DISTRIBUTED BY THE GOLDTECH MINING
CORPORATION SHAREHOLDERS PROTECTIVE COMMITTEE (THE "COMMITTEE"), A DISSIDENT SHAREHOLDER GROUP FORMED UNDER ADVICE OF COUNSEL FOR THE PURPOSES OF HOLDING A SPECIAL SHAREHOLDERS MEETING TO REMOVE CURRENT DIRECTORS AND ELECT NEW DIRECTORS. THIS IS NOT A NEWS RELEASE BY GOLDTECH MINING CORPORATION, THE PUBLIC COMPANY.


(MW)(WA-GLDTECH-PROT-CMITTEE) Goldtech Shareholders Committee Notifies Public That the Acquisition of China Industrial Waste Management, Inc. was not approved by Tolan Furusho, an incumbent and duly elected director of Goldtech Mining Corporation.

Business Editors

    SEATTLE--(MARKET WIRE)--Nov. 15, 2005-- The Offices of Tolan Furusho and the Goldtech Mining Corporation Shareholders Protective Committee, ("Committee") announced today that Mr. Furusho, as an incumbent and duly elected director of Goldtech Mining Corporation ("Goldtech"), a Nevada corporation, did not receive notice of a Board of Directors (the "Board") meeting where the acquisition of China Industrial Waste Management, Inc. ("China Industrial") was to be discussed, did not attended any meeting of the Board where the acquisition of China Industrial was approved by the Board, nor did he consent to such action.

A proxy statement is not yet available from us. Each security holder of Goldtech Mining Corporation ("Goldtech") should read the proxy statement when it becomes available because it will contain important information about a proxy solicitation request. Once our definitive proxy statement is prepared, we will simultaneously file the definitive proxy statement with the Securities and Exchange Commission ("SEC") and mail it to each security holder of Goldtech. Security holders of Goldtech will also be able to obtain the proxy statement and other documents that are filed with the Securities and Exchange Commission for free on the SEC's web site at www.sec.gov. Security holders of Goldtech may also obtain copies of the proxy statement and other documents that are filed with the Securities and Exchange Commission for free by contacting Goldtech or us when the documents become available. A description of each of the Committee member's and the Committee nominee's direct and indirect interests in Goldtech may also be found in our preliminary proxy statement which can be obtained for free on the SEC's website or by contacting us.


    CONTACT: Goldtech Mining Corporation Shareholders Protective
             Committee
             Tolan Furusho, 425/452-8639